SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [ ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[ ]     Preliminary proxy statement.

[   ]     Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

[  ]     Definitive proxy statement.

[X]     Definitive additional materials.

[   ]     Soliciting material under Rule 14a-12.

SCPIE HOLDINGS INC.

(Name of Registrant as Specified in its Charter)

STILWELL VALUE PARTNERS III, L.P.
STILWELL VALUE LLC
JOSEPH STILWELL
SPENCER SCHNEIDER
GREGORY NOONAN

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X]     No fee required.

[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)        Amount Previously Paid:

    (2)        Form, Schedule or Registration Statement No.:

    (3)        Filing Party:

    (4)        Date Filed:

PRESS RELEASE	FOR IMMEDIATE RELEASE

SCPIE Holdings Inc. Continues to Scare Stockholders-- The Stilwell Group Reaffirms that Proxies Will Be Voted at Annual Meeting

NEW YORK—(PR NEWSWIRE) — June 6, 2006 — The Stilwell Group responded today to the incorrect assertion by SCPIE Holdings Inc. (NYSE:SKP) that the Delaware Department of Insurance has required the Group to obtain Form A approval before SCPIE’s annual meeting. Mr. Stilwell remarked, “The Stilwell Group is confident that the proxies it has obtained will absolutely count at the annual meeting. My Group duly filed, in complete compliance with Delaware insurance law, a Disclaimer of Control with the Delaware Department of Insurance on April 27, 2006. Our Disclaimer duly rebutted the ‘presumption of control’ occurring when a person holds proxies representing in excess of 10% of an insurer’s shares. Our Disclaimer was ‘effective’ when we filed it and it remains effective unless and until the Department disallows it after notice, a hearing and after making specific findings of fact to support such disallowance. We have not as of this date received any notice of a hearing by the Department and the Department has not issued any specific factual findings to support disallowance of our Disclaimer of ‘control.’ I ask you: how can SCPIE possibly argue we could ‘control’ the Company if we held only 3 of 12 board seats? It seems to me that the Company’s legal acumen is very similar to their business acumen.”

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